UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event reported):
June 3, 2021 (June 2, 2021)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware		46-4841717
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 2, 2021 (the “Closing Date”), National Vision Holdings, Inc., a Delaware corporation (the “Company”), Nautilus Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), and National Vision, Inc., a Georgia corporation (“NVI”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of July 18, 2019, (as previously amended, the “Existing Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the Amendment, the Existing Credit Agreement was amended to, among other things, (i) prepay term loans outstanding under the Existing Credit Agreement, such that after giving effect to such prepayment, the aggregate amount of senior secured first lien term loans (“Term A Loans”) outstanding as of the Closing Date is $200,000,000, (ii) add customary LIBOR replacement provisions, (iii) as set forth below, modify the Applicable Margins used to calculate the rate of interest payable on the first lien term loans thereunder, (iv) as set forth below, modify certain financial covenants related to maximum leverage and minimum interest coverage and (v) remove the LIBOR floor, such that LIBOR shall be deemed to be no less than 0.00% per annum (instead of 1.00% per annum under the Existing Credit Agreement).

The new Applicable Margins are (i) 1.25% for the first lien term loans that are LIBOR loans and (ii) 0.25% for first lien term loans that are ABR loans. In addition, following the Closing Date, the above Applicable Margins for the first lien term loans will based on NVI’s total leverage ratio according to the following schedule:

Consolidated Total Debt to Consolidated EBITDA Ratio	LIBOR Loans	ABR Loans
>2.50:1.00	2.00%	1.00%
<2.50:1.00 but >1.75:1.00	1.75%	0.75%
<1.75:1.00 but >1.00:1.00	1.50%	0.50%
<1.00:1.00	1.25%	0.25%

Consistent with the Existing Credit Agreement, no amortization payments will be due with respect to the Term A Loans (since all amortization therefor has been previously prepaid) and the $200,000,000 balance will be payable upon the Term Loan A Maturity Date.

In addition, pursuant to the Amendment, Holdings will not permit (i) the Consolidated Total Debt to Consolidated EBITDA Ratio to be negative or greater than (x) 4.50 to 1.00 with respect to the last day of Holdings’ second and third fiscal quarters of 2021 and (y) 4.25 to 1.00 from and after the last day of Holdings’ fourth fiscal quarter of 2021, subject to certain step-ups after the consummation of a Material Acquisition, or (ii) the Consolidated Interest Coverage Ratio of Holdings as of the last day of any fiscal quarter of Holdings to be less than 3.00 to 1.00.

A copy of the Amendment, including the amended and restated Credit Agreement attached as Exhibit A thereto, is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Amendment and Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2, dated June 2, 2021, the Amended and Restated Credit Agreement, dated as of July, 18, 2019, by and among Nautilus Acquisition Holdings, Inc., National Vision, Inc., certain subsidiaries of National Vision, Inc., as guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 3, 2021	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary